Exhibit 99.2

Alnylam Announces Pricing of Upsized Offering of $575 Million Convertible Senior Notes

CAMBRIDGE, Mass. — September 9, 2025 — Alnylam Pharmaceuticals, Inc. (“Alnylam”) (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today the pricing of its previously announced private offering of $575 million aggregate principal amount of 0.00% convertible senior notes due 2028 (the “notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced offering of $500 million aggregate principal amount of notes. In addition, Alnylam granted the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $86.25 million aggregate principal amount of the notes. The offering is expected to close on September 12, 2025, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Alnylam and will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on September 15, 2028, unless earlier converted, redeemed or repurchased. Before June 15, 2028, noteholders will have the right to convert their notes in certain circumstances and during specified periods. From and after June 15, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Alnylam will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, par value $0.01 per share (“common stock”), or a combination of cash and shares of its common stock, at Alnylam’s election. The initial conversion rate is 1.4923 shares of common stock per $1,000 principal amount of the notes, which represents an initial conversion price of approximately $670.11 per share of Alnylam’s common stock. The initial conversion price represents a premium of approximately 40% above the U.S. composite volume weighted average price of Alnylam’s common stock from 12:30 p.m. through 4:00 p.m. Eastern Daylight Time on September 9, 2025, which was $478.6327 per share.

The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Alnylam’s option at any time, and from time to time, on or after September 20, 2027 and on or before the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Alnylam’s common stock equals or exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

In connection with the pricing of the notes, Alnylam entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Alnylam’s common stock upon conversion of any notes and/or offset any potential cash payments Alnylam is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $837.61 per share of Alnylam’s common stock, which represents a premium of approximately 75% over the U.S. composite volume weighted average price of Alnylam’s common stock from 12:30 p.m. through 4:00 p.m. Eastern Daylight Time on September 9, 2025.

Alnylam has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Alnylam’s common stock and/or enter into various derivative transactions with respect to Alnylam’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Alnylam’s common stock or the notes at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Alnylam’s common stock and/or purchasing or selling Alnylam’s common stock or other securities of Alnylam in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following certain repurchases or redemptions of the notes). This activity could cause or avoid an increase or a decrease in the market price of Alnylam’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that holders will receive upon conversion of such notes.

Alnylam estimates that the net proceeds from the offering of the notes will be approximately $561.6 million (or approximately $645.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Alnylam. Alnylam intends to use approximately $30.7 million of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Alnylam expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. In addition, Alnylam intends to use the remainder of the net proceeds from the offering, together with cash on hand, to repurchase for cash approximately $637.8 million aggregate principal amount of Alnylam’s 1.00% convertible senior notes due 2027 (the “existing notes”) through privately negotiated transactions entered into concurrently with the pricing of the notes.

Concurrently with the pricing of the notes, Alnylam entered into privately negotiated transactions (the “note repurchase transactions”) with certain holders of the existing notes to repurchase for cash approximately $637.8 million aggregate principal amount of the existing notes for a total repurchase cost (including accrued and unpaid interest) of approximately $1,105.8 million. The terms of the note repurchase transactions were individually negotiated with certain holders of the existing notes and depended on a variety of factors, including the market price of Alnylam’s common stock and the trading price of the existing notes at the time of the note repurchase transactions. This press release is not an offer to repurchase the existing notes, and the offering of the notes is not contingent upon the repurchase of the existing notes.

In connection with the note repurchase transactions, Alnylam expects that holders of the existing notes who have agreed to have their existing notes repurchased and who have hedged their equity price risk with respect to such existing notes (the “hedged holders”) will unwind all or part of their hedge positions by buying Alnylam’s common stock and/or entering into or unwinding various derivative transactions with respect to Alnylam’s common stock. The amount of Alnylam’s common stock to be purchased by the hedged holders or the notional number of shares of Alnylam’s common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of Alnylam’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Alnylam’s common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. Alnylam cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or Alnylam’s common stock and the corresponding effect on the initial conversion price of the notes.

The notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold absent registration or except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products include AMVUTTRA® (vutrisiran), ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), which are being developed and commercialized by Alnylam, and Leqvio® (inclisiran) and Qfitlia™ (fitusiran), which are being developed and commercialized by Alnylam’s partners, Novartis and Sanofi, respectively. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including, without limitation, statements regarding: whether Alnylam will issue the notes; whether the note repurchase transactions will settle; the anticipated use of the net proceeds from the offering; expectations regarding the effect of the capped call transactions; expectations regarding actions of the hedged holders, the option counterparties and their respective affiliates; and whether the capped call transactions will become effective, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates; or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products; the outcome of litigation; the potential risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

Contacts:

Alnylam Pharmaceuticals, Inc.

Christine Akinc

(Investors and Media)

+1-617-682-4340

Josh Brodsky

(Investors)

+1-617-551-8276